Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PayPal Holdings, Inc. of our report dated February 7, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in PayPal Holdings, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
June 14, 2018